SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of Earliest Event Reported): July 16, 2012

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33393	94-3306718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2012, Northwest Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) for the sale of a Note and warrants (the “Warrants”) to purchase shares of common stock of the Company. Pursuant to the SPA, the Company issued a Note in the amount of $1,100,000 and Warrants exercisable at forty cents ($0.40) per share to purchase 1,250,000 shares of common stock of the Company.

The Note matures on January 16, 2013. The Note includes an Original Issue Discount of ten percent. If the Note is repaid by November 16, 2012, there is no interest charge. If it is repaid after that date, there is a one time interest payment of 10% that will be applied to the outstanding principal. The Note may be prepaid at any time upon notice to the holder of the Note. The Note also provides for repayment upon the closing of the earlier of (1) any financing transaction or series of financing transactions by the Company with gross proceeds of at least $10,000,000 or (2) the Company’s proposed offering pursuant to the registration statement on Form S-1 filed on June 29, 2012 (the “Public Offering”). The Note is convertible into shares of the Company’s common stock at a price of 80% of the market price at the time of conversion, determined according to a market based formula. The Warrants do not become exercisable until 90 days following the closing of the Public Offering, provided that the Public Offering or an equivalent financing closes within 90 days of the issuance date. The Warrants are exercisable for a period of four years. The Warrants may be exercised on a cashless basis if there is no effective registration statement registering the resale of the underlying shares.

The Company paid an origination amount of 750,000 shares covering both this $1million financing and a recent $500,000 investment by the same party. The Company paid a placement agent amount of 500,000 shares. The placement agent also received a fee of 8% of the gross proceeds to the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed in this Item 2.03 is incorporated herein by reference from Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuance did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: July 20, 2012	By:	/s/ Linda Powers
Name: Linda Powers
Title: Chief Executive Officer and Chairman

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